Exhibit 99.1

PROG Holdings Reports First Quarter 2024 Results
•Consolidated revenues of $641.9 million; Earnings before taxes of $31.6 million
•Adjusted EBITDA of $72.6 million
•Diluted EPS of $0.49; Non-GAAP Diluted EPS of $0.91
•Progressive Leasing GMV of $418.5 million, flat year-over-year
•Raises full year consolidated revenue and earnings outlook

SALT LAKE CITY, April 24, 2024 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the first quarter ended March 31, 2024.
"We're pleased with our strong start to the year, with first quarter financial performance exceeding our expectations, driven by better-than-expected GMV, strong portfolio performance and disciplined spending" said PROG Holdings President and CEO Steve Michaels. "Despite continued sluggish retail demand in our leasable categories, we have delivered a meaningful increase in balance of share with key retail partners. Our continued investments in marketing, sales, and technology to support our retail partners and the consumer's need for flexible purchase options gives us the confidence to project a low single digit GMV growth for the second quarter, even in the face of this challenging macroeconomic environment. We believe our financial strength, highlighted by strong margins and cash flow, enables us to invest in these growth initiatives while returning excess cash to shareholders through dividends and share repurchases" concluded Michaels.
Consolidated Results
Consolidated revenues for the first quarter of 2024 were $641.9 million, a decrease of 2.0% from the same period in 2023, driven by a lower gross leased asset balance entering the quarter.
Consolidated net earnings for the quarter were $22.0 million, compared with $48.0 million in the prior year period. The decline in net earnings was primarily driven by $18.0 million of restructuring expense relating to our cost reduction actions we executed in January. Adjusted EBITDA for the quarter decreased 19.1% to $72.6 million, or 11.3% of revenues, compared with $89.7 million, or 13.7% of revenues for the same period in 2023. The year-over-year decline in adjusted EBITDA was driven primarily by headwinds from portfolio performance returning to pre-pandemic levels, and a smaller portfolio size during the first quarter.

Diluted earnings per share for the first quarter of 2024 were $0.49, compared with $1.00 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.91 in the first quarter of 2024, compared with $1.11 for the same period in 2023. The Company's weighted average shares outstanding assuming dilution in the first quarter was 7.5% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's first quarter GMV of $418.5 million was flat compared to the same period in 2023. The provision for lease merchandise write-offs for the quarter was 7.0%, within the Company's 6%-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the first quarter of 2024 with cash of $252.8 million and gross debt of $600 million. The Company repurchased $24.4 million of its stock in the quarter at an average price of $31.31 per share, leaving $475.6 million of repurchase authorization under the $500 million share repurchase program. Additionally, the Company paid a cash dividend of $0.12 per share.
2024 Outlook
PROG Holdings is updating its full year 2024 outlook for revenue and earnings as well as providing its outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS and non-GAAP diluted EPS for the second quarter of 2024. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture, no material increases in the unemployment rate for our consumer, an effective tax rate for non-GAAP EPS of approximately 30%, and no impact from additional share repurchases.

	Revised 2024 Outlook		Previous 2024 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,285,000	$2,360,000	$2,235,000	$2,335,000
PROG Holdings - Net Earnings	97,500	108,000	89,500	105,000
PROG Holdings - Adjusted EBITDA	240,000	255,000	230,000	250,000
PROG Holdings - Diluted EPS	2.18	2.43	2.00	2.34
PROG Holdings - Diluted Non-GAAP EPS	2.85	3.10	2.70	3.00

Progressive Leasing - Total Revenues	2,210,000	2,265,000	2,160,000	2,240,000
Progressive Leasing - Earnings Before Taxes	159,000	169,000	147,000	164,000
Progressive Leasing - Adjusted EBITDA	251,000	261,000	241,000	256,000

Vive - Total Revenues	55,000	65,000	55,000	65,000
Vive - Earnings Before Taxes	1,500	3,000	1,500	3,000
Vive - Adjusted EBITDA	3,000	5,000	3,000	5,000

Other - Total Revenues	20,000	30,000	20,000	30,000
Other - Loss Before Taxes	(20,000)	(18,000)	(20,000)	(18,000)
Other - Adjusted EBITDA	(14,000)	(11,000)	(14,000)	(11,000)

	Three Months Ended June 30, 2024 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$550,000	$575,000
PROG Holdings - Net Earnings	26,000	29,000
PROG Holdings - Adjusted EBITDA	58,000	63,000
PROG Holdings - Diluted EPS	0.56	0.66
PROG Holdings - Diluted Non-GAAP EPS	0.65	0.75
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, April 24, 2024, at 8:30 A.M. ET to discuss its financial results for the first quarter of 2024. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continued", "project", "believe", "expects", "outlook", and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of significant inflation, elevated interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell, in particular consumer durables; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) the impact of the cybersecurity incident experienced by Progressive Leasing in September 2023 and expenses incurred in connection with responding to the matter, including the litigation filed in response to that incident, or any regulatory proceedings that may result from the incident; (v) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for each of the Vive and Four businesses, including Vive’s reliance on a limited number of bank partners to issue its credit products and each of Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to each of their businesses; (viii) our ability to continue to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (ix) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses, including with respect to our global workforce strategy; (x) the risk that our capital allocation strategy, including our current stock repurchase and dividend programs, as well as any future debt repurchase program, will not be effective at enhancing shareholder value and may have an adverse impact on our cash reserves; (xi) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiii) the transactions offered by our Progressive Leasing, Vive and/or Four businesses may be negatively characterized by government officials, consumer advocacy groups or the media; (xiv) real or perceived software or system errors, failures, bugs, defects or outages, including those that may be caused by third-party vendors, may adversely affect Progressive Leasing, Vive or Four; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024. Statements in this press release that are "forward-looking" include without limitation statements about: (i) our expectations regarding GMV growth for the quarter ending June 30, 2024; (ii) our ability to continue investing in our business, including with respect to key growth initiatives; (iii) our expectations regarding returning excess cash to shareholders, including through dividends and/or share repurchases, and the benefits expected therefrom and (iv) our revised full year 2024 outlook and our second quarter 2024 outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended
	March 31,
	2024	2023
REVENUES:
Lease Revenues and Fees	$620,550	$637,082
Interest and Fees on Loans Receivable	21,320	18,058
	641,870	655,140
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	431,571	435,439
Provision for Lease Merchandise Write-offs	43,141	38,364
Operating Expenses	127,341	105,259
	602,053	579,062
OPERATING PROFIT	39,817	76,078
Interest Expense, Net	(8,250)	(8,491)
EARNINGS BEFORE INCOME TAX EXPENSE	31,567	67,587
INCOME TAX EXPENSE	9,601	19,554
NET EARNINGS	$21,966	$48,033
EARNINGS PER SHARE
Basic	$0.50	$1.00
Assuming Dilution	$0.49	$1.00
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.12	$—
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	43,695	47,854
Assuming Dilution	44,528	48,139

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	March 31, 2024	December 31, 2023
ASSETS:
Cash and Cash Equivalents	$252,826	$155,416
Accounts Receivable (net of allowances of $64,272 in 2024 and $64,180 in 2023)	62,043	67,879
Lease Merchandise (net of accumulated depreciation and allowances of $420,395 in 2024 and $423,466 in 2023)	557,419	633,427
Loans Receivable (net of allowances and unamortized fees of $47,684 in 2024 and $50,022 in 2023)	117,928	126,823
Property and Equipment, Net	21,862	24,104
Operating Lease Right-of-Use Assets	4,474	9,271
Goodwill	296,061	296,061
Other Intangibles, Net	86,014	91,664
Income Tax Receivable	11,592	32,918
Deferred Income Tax Assets	2,473	2,981
Prepaid Expenses and Other Assets	48,974	50,711
Total Assets	$1,461,666	$1,491,255
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$139,843	$151,259
Deferred Income Tax Liabilities	95,674	104,838
Customer Deposits and Advance Payments	33,518	35,713
Operating Lease Liabilities	14,952	15,849
Debt	592,589	592,265
Total Liabilities	876,576	899,924
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at March 31, 2024 and December 31, 2023; Shares Issued: 82,078,654 at March 31, 2024 and December 31, 2023	41,039	41,039
Additional Paid-in Capital	346,650	352,421
Retained Earnings	1,309,702	1,293,073
	1,697,391	1,686,533
Less: Treasury Shares at Cost
Common Stock: 38,904,934 Shares at March 31, 2024 and 38,404,527 at December 31, 2023	(1,112,301)	(1,095,202)
Total Shareholders’ Equity	585,090	591,331
Total Liabilities & Shareholders’ Equity	$1,461,666	$1,491,255

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES:
Net Earnings	$21,966	$48,033
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	431,571	435,439
Other Depreciation and Amortization	8,018	7,979
Provisions for Accounts Receivable and Loan Losses	85,405	78,665
Stock-Based Compensation	6,642	5,415
Deferred Income Taxes	(8,656)	(10,360)
Impairment of Assets	6,018	—
Non-Cash Lease Expense	(615)	(739)
Other Changes, Net	115	(814)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(400,479)	(399,289)
Book Value of Lease Merchandise Sold or Disposed	44,916	40,225
Accounts Receivable	(68,520)	(61,249)
Prepaid Expenses and Other Assets	1,829	(5,087)
Income Tax Receivable and Payable	21,076	26,295
Accounts Payable and Accrued Expenses	(11,358)	(4,501)
Customer Deposits and Advance Payments	(2,195)	(2,593)
Cash Provided by Operating Activities	135,733	157,419
INVESTING ACTIVITIES:
Investments in Loans Receivable	(76,963)	(43,045)
Proceeds from Loans Receivable	75,448	44,128
Outflows on Purchases of Property and Equipment	(2,096)	(1,678)
Proceeds from Property and Equipment	14	5
Cash Used in Investing Activities	(3,597)	(590)
FINANCING ACTIVITIES:
Dividends Paid	(5,221)	—
Acquisition of Treasury Stock	(24,437)	(36,472)
Issuance of Stock Under Stock Option and Employee Purchase Plans	123	—
Shares Withheld for Tax Payments	(5,191)	(2,393)
Cash Used in Financing Activities	(34,726)	(38,865)
Increase in Cash and Cash Equivalents	97,410	117,964
Cash and Cash Equivalents at Beginning of Period	155,416	131,880
Cash and Cash Equivalents at End of Period	$252,826	$249,844
Net Cash Paid (Received) During the Period:
Interest	$224	$268
Income Taxes	$(3,836)	$2,532

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$620,550	$—	$—	$620,550
Interest and Fees on Loans Receivable	—	16,051	5,269	21,320
Total Revenues	$620,550	$16,051	$5,269	$641,870

	(Unaudited)
	Three Months Ended
	March 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$637,082	$—	$—	$637,082
Interest and Fees on Loans Receivable	—	17,153	905	18,058
Total Revenues	$637,082	$17,153	$905	$655,140

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2024	2023
Progressive Leasing	$418,512	$418,683
Vive	31,602	36,530
Other	48,791	13,607
Total GMV	$498,905	$468,820

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share for the full year 2024 outlook excludes intangible amortization expense, restructuring expenses, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP diluted earnings per share for the second quarter 2024 outlook excludes intangible amortization expense and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2023 exclude intangible amortization expense, restructuring expenses, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three months ended March 31, 2024 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident. Adjusted EBITDA for full year 2024 outlook excludes stock-based compensation expense and restructuring expenses. Adjusted EBITDA for second quarter 2024 outlook excludes stock-based compensation expense. Adjusted EBITDA for the three months ended March 31, 2023 excludes stock-based compensation expense, restructuring expenses, and regulatory insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2024	2023
Net Earnings	$21,966	$48,033
Add: Intangible Amortization Expense	5,650	5,724
Add: Restructuring Expense	18,014	757
Add: Costs Related to the Cybersecurity Incident	116	—
Less: Regulatory Insurance Recoveries	—	(525)
Less: Tax Impact of Adjustments(1)	(6,183)	(1,549)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	1,078	970
Non-GAAP Net Earnings	$40,641	$53,410
Earnings Per Share Assuming Dilution	$0.49	$1.00
Add: Intangible Amortization Expense	0.13	0.12
Add: Restructuring Expense	0.40	0.02
Add: Costs Related to the Cybersecurity Incident	—	—
Less: Regulatory Insurance Recoveries	—	(0.01)
Less: Tax Impact of Adjustments(1)	(0.14)	(0.03)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.91	$1.11
Weighted Average Shares Outstanding Assuming Dilution	44,528	48,139
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$21,966
Income Tax Expense(1)				9,601
Earnings (Loss) Before Income Tax Expense	$35,453	$918	$(4,804)	31,567
Interest Expense, Net	8,567	—	(317)	8,250
Depreciation	1,810	166	392	2,368
Amortization	5,421	—	229	5,650
EBITDA	51,251	1,084	(4,500)	47,835
Stock-Based Compensation	4,711	338	1,593	6,642
Restructuring Expense	18,014	—	—	18,014
Costs Related to the Cybersecurity Incident	116	—	—	116
Adjusted EBITDA	$74,092	$1,422	$(2,907)	$72,607
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	March 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$48,033
Income Tax Expense(1)				19,554
Earnings (Loss) Before Income Tax Expense	$71,051	$2,163	$(5,627)	67,587
Interest Expense, Net	8,200	291	—	8,491
Depreciation	1,905	168	182	2,255
Amortization	5,421	—	303	5,724
EBITDA	86,577	2,622	(5,142)	84,057
Stock-Based Compensation	3,553	288	1,574	5,415
Restructuring Expense	757	—	—	757
Regulatory Insurance Recoveries	(525)	—	—	(525)
Adjusted EBITDA	$90,362	$2,910	$(3,568)	$89,704
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$97,500 - $108,000
Income Tax Expense(1)				43,000 - 46,000
Projected Earnings (Loss) Before Income Tax Expense	$159,000 - $169,000	$1,500 - $3,000	$(20,000) - $(18,000)	140,500 - 154,000
Interest Expense, Net	31,000 - 29,000	—	—	31,000 - 29,000
Depreciation	8,000	500	2,000	10,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	215,000 - 223,000	2,000 - 3,500	(17,000) - (15,000)	200,000 - 211,500
Stock-Based Compensation	18,000 - 20,000	1,000 - 1,500	3,000 - 4,000	22,000 - 25,500
Restructuring Expense	18,000	—	—	18,000
Projected Adjusted EBITDA	$251,000 - $261,000	$3,000 - $5,000	$(14,000) - $(11,000)	$240,000 - $255,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2024 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2024 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$89,500 - $105,000
Income Tax Expense(1)				39,000 - 44,000
Projected Earnings (Loss) Before Income Tax Expense	$147,000 - $164,000	$1,500 - $3,000	$(20,000) - $(18,000)	128,500 - 149,000
Interest Expense, Net	31,000 - 29,000	—	—	31,000 - 29,000
Depreciation	8,000	500	2,000	10,500
Amortization	17,000	—	1,000	18,000
Projected EBITDA	203,000 - 218,000	2,000 - 3,500	(17,000) - (15,000)	188,000 - 206,500
Stock-Based Compensation	18,000 - 20,000	1,000 - 1,500	3,000 - 4,000	22,000 - 25,500
Restructuring Expense	20,000 - 18,000	—	—	20,000 - 18,000
Projected Adjusted EBITDA	$241,000 - $256,000	$3,000 - $5,000	$(14,000) - $(11,000)	$230,000 - $250,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended June 30, 2024 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended June 30, 2024 Outlook
Consolidated Total
Estimated Net Earnings	$26,000 - $29,000
Income Tax Expense(1)	11,000 - 12,000
Projected Earnings Before Income Tax Expense	37,000 - 41,000
Interest Expense, Net	8,000 - 7,500
Depreciation	2,500
Amortization	4,000
Projected EBITDA	51,500 - 55,000
Stock-Based Compensation	6,500 - 8,000
Projected Adjusted EBITDA	$58,000 - $63,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.18	$2.43
Add: Projected Intangible Amortization Expense	0.41	0.41
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense	0.41	0.41
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.21)	(0.21)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.85	$3.10
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.00	$2.34
Add: Projected Intangible Amortization Expense	0.40	0.40
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.07	0.07
Add: Projected Restructuring Expense	0.44	0.40
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.22)	(0.21)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.70	$3.00
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended June 30, 2024 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended June 30, 2024
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.56	$0.66
Add: Projected Intangible Amortization Expense	0.09	0.09
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.02)	(0.02)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.65	$0.75
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.